Exhibit 99.1
REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS
SEATTLE - February 7, 2018 -

•	Significant progress with four key growth initiatives that are expected to contribute to revenue growth in 2018

•	Exited low margin business that is now presented as discontinued operations; gross margin from continuing operations of 71% highlights scalability of go-forward business

•	Reduced 2017 operating expenses by 18% year-over-year and reduced cash resources consumed in operations

•
Delivered positive net income and sequential increase in cash and short term investments in Q4 2017, benefiting from the gain and final receipt of cash from our 2015 sale of Slingo and social casino business

RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced results for the fourth quarter and full year ended December 31, 2017.

Management Commentary
"2017 was a transformative year for RealNetworks. We advanced four key growth initiatives that are expected to contribute high margin revenue in 2018, while simultaneously improving our cost structure," said Rob Glaser, Chairman and CEO of RealNetworks. "We also exited from our low margin Korean music on demand business, increasing our gross margin to over 70%."

Glaser added, "We have set the stage for meaningful revenue growth in 2018, led by the anticipated contribution from new high margin products. We also expect to achieve adjusted EBITDA profitability during 2018."

Fourth Quarter 2017 Financial Highlights from Continuing Operations

•	Revenue was $18.9 million, up from $18.6 million in the prior quarter and down from $20.4 million in the prior year period.

•	Operating expenses increased $1.0 million, or 6%, from the prior quarter and decreased $1.8 million, or 9%, from the prior year period.

•
Net income was $0.4 million, or $0.01 per share, compared to a net loss of $(4.5) million or $(0.12) per share in the prior quarter and $(10.2) million, or $(0.28) per share in the prior year period. In the fourth quarter of 2017, net income included a one-time $4.5 million gain on the final receipt of cash from the 2015 sale of the Slingo and social casino business.

•
Adjusted EBITDA was a loss of $(3.6) million, compared to a loss of $(2.6) million in the prior quarter and $(4.5) million in the prior year period. A reconciliation of GAAP net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure, is provided in the financial tables that accompany this release.

Full Year 2017 Financial Highlights from Continuing Operations

•	Revenue was $78.7 million, down from $81.5 million in the prior year.

•	Operating expenses declined by $16.5 million, or 18%, from the prior year.

•	Net loss was $(17.4) million, or $(0.47) per share, compared to $(37.8) million or $(1.02) per share in the prior year.

•
Adjusted EBITDA was a loss of $(12.0) million, compared to a loss of $(23.2) million in the prior year. A reconciliation of GAAP net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure, is provided in the financial tables that accompany this release.

•
At December 31, 2017, the Company had $60.0 million in unrestricted cash, cash equivalents and short-term investments, compared to $59.1 million at September 30, 2017 and $77.1 million at December 31, 2016.

Discontinued Operations
At December 31, 2017, the contract with RealNetworks' music on demand customer in Korea terminated. Operations associated with this contract are now presented as discontinued operations and prior periods have been recast to be comparable.

Revenue attributable to this contract was $12.2 million and $46.0 million for the three and twelve months ended December 31, 2017, respectively, with gross profit of $0.5 million and $1.4 million, respectively, for the same periods.

Consolidated Q4 & 2017 Financial Summary

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(in millions)
Revenue from Continuing Operations	$18.9	$20.4	$78.7	$81.5
Revenue from Discontinued Operations	12.2	11.1	46.0	39.0
Revenue including Discontinued Operations	$31.1	$31.5	$124.7	$120.5

Gross Profit from Continuing Operations	$13.9	$13.8	$55.6	$53.9
Gross Profit from Discontinued Operations	0.5	0.3	1.4	1.6
Gross Profit including Discontinued Operations	$14.4	$14.1	$57.0	$55.5

Gross Margin from Continuing Operations	74%	68%	71%	66%
Gross Margin from Discontinued Operations	4%	3%	3%	4%
Gross Margin including Discontinued Operations	46%	45%	46%	46%

Business Outlook

For the first quarter of 2018, RealNetworks expects to achieve the following results:

•	Total revenue is expected to be in the range of $20 million to $22 million.

•	Adjusted EBITDA loss is expected to be in the range of $(1.0) million to $(3.0) million.

Conference Call and Webcast Information
The company will host a conference call today to review results and discuss the company's performance shortly after 4:30 p.m. ET/1:30 p.m. PT. You may join the conference call by calling 1-877-451-6152 or 1-201-389-0879. A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, February 28, 2018, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13675526.

A live webcast will be available on RealNetworks’ Investor Relations site under Events at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

For More Information

Investor Relations for RealNetworks
Laura Bainbridge, Addo IR
310-829-5400
IR@realnetworks.com
RNWK-F

About RealNetworks

RealNetworks creates innovative technology products and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. Find RealNetworks’ corporate information at www.realnetworks.com.

RealNetworks® and the company’s respective logos are trademarks, registered trademarks, or service marks of RealNetworks, Inc. Other products and company names mentioned are the trademarks of their respective owners.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) from continuing operations to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.
The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks' current expectations regarding future revenue and adjusted EBITDA, our future growth, profitability, and market position, our strategic focus and initiatives, agreements with partners, and the growth and future prospects relating to our Rhapsody d/b/a Napster affiliate. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect RealNetworks’ expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: RealNetworks' ability to realize operating efficiencies, growth and other benefits from the implementation of its growth plan, strategic initiatives, and restructuring efforts; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks' business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; fluctuations in foreign currencies; and changes in RealNetworks' effective tax rate. More information about potential risk factors that could affect RealNetworks' business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks' financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period.  Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,

	2017	2016	2017	2016
	(in thousands, except per share data)

Net revenue	$18,865	$20,395	$78,718	$81,479
Cost of revenue	4,965	6,591	23,164	27,548
Gross profit	13,900	13,804	55,554	53,931

Operating expenses:
Research and development	7,625	6,738	29,710	29,923
Sales and marketing	5,419	7,451	22,953	31,608
General and administrative	5,358	6,035	20,996	27,415
Restructuring and other charges	255	192	2,526	1,489
Lease exit and related charges	—	48	—	2,239

Total operating expenses	18,657	20,464	76,185	92,674

Operating income (loss)	(4,757)	(6,660)	(20,631)	(38,743)

Other income (expenses):
Interest income, net	83	133	436	449
Gain (loss) on investments, net	4,500	2,495	4,500	8,473
Equity in net loss of Rhapsody	(2,894)	(5,904)	(3,991)	(6,533)
Other income (expense), net	(217)	(128)	(506)	(643)

Total other income (expense), net	1,472	(3,404)	439	1,746

Income (loss) from continuing operations before income taxes	(3,285)	(10,064)	(20,192)	(36,997)
Income tax expense (benefit)	(3,732)	139	(2,778)	776

Net income (loss) from continuing operations	447	(10,203)	(17,414)	(37,773)
Net income (loss) from discontinued operations, net of tax	392	227	1,109	1,223
Net income (loss)	$839	$(9,976)	$(16,305)	$(36,550)

Net income (loss) per share - Basic:
Continuing operations	$0.01	$(0.28)	$(0.47)	$(1.02)
Discontinued operations	0.01	0.01	0.03	0.03
Net income (loss) per share - Basic	$0.02	$(0.27)	$(0.44)	$(0.99)
Net income (loss) per share - Diluted:
Continuing operations	$0.01	$(0.28)	$(0.47)	$(1.02)
Discontinued operations	0.01	0.01	0.03	0.03
Net income (loss) per share - Diluted	$0.02	$(0.27)	$(0.44)	$(0.99)

Shares used to compute basic net income (loss) per share	37,315	37,042	37,163	36,781
Shares used to compute diluted net income (loss) per share	37,383	37,042	37,163	36,781

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2017	December 31, 2016
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$51,196	$33,721
Short-term investments	8,779	43,331
Trade accounts receivable, net	12,689	7,956
Deferred costs, current portion	426	760
Prepaid expenses and other current assets	3,715	4,910
Current assets of discontinued operations	17,456	14,206
Total current assets	94,261	104,884

Equipment and software	46,417	46,231
Leasehold improvements	3,536	3,317
Total equipment, software, and leasehold improvements	49,953	49,548
Less accumulated depreciation and amortization	46,093	44,294
Net equipment, software, and leasehold improvements	3,860	5,254

Restricted cash equivalents and investments	2,400	2,700
Other assets	5,588	1,742
Deferred costs, non-current portion	955	1,246
Deferred tax assets, net	1,047	816
Other intangible assets, net	325	938
Goodwill	13,060	12,857

Total assets	$121,496	$130,437

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,785	$4,727
Accrued and other current liabilities	12,365	14,382
Commitment to Rhapsody	2,750	1,500
Deferred revenue, current portion	3,097	3,430
Current liabilities of discontinued operations	17,107	14,541
Total current liabilities	39,104	38,580

Deferred revenue, non-current portion	443	240
Deferred rent	982	748
Deferred tax liabilities, net	19	87
Other long-term liabilities	1,775	2,201

Total liabilities	42,323	41,856

Shareholders' equity	79,173	88,581

Total liabilities and shareholders' equity	$121,496	$130,437

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$(16,305)	$(36,550)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,936	7,057
Stock-based compensation	3,675	5,424
Equity in net loss of Rhapsody	3,991	6,533
Deferred income taxes, net	(3,871)	130
Loss (gain) on investments, net	(4,500)	(8,473)
Realized translation loss (gain)	—	272
Fair value of warrants granted in 2015 and 2017, net of subsequent mark to market adjustments in 2017 and 2016	(216)	280
Net change in certain operating assets and liabilities	(7,060)	999
Net cash provided by (used in) operating activities	(21,350)	(24,328)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(734)	(2,438)
Proceeds from sale of equity and other investments	—	4,967
Purchases of short-term investments	(13,905)	(75,766)
Proceeds from sales and maturities of short-term investments	48,457	84,249
Decrease (increase) in restricted cash equivalents and investments, net	300	190
Acquisitions	—	(150)
Advance to Rhapsody	(1,500)	(3,500)
Proceeds from the sale of Slingo and social casino business	4,500	4,000
Net cash provided by (used in) investing activities	37,118	11,552
Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	239	535
Tax payments from shares withheld upon vesting of restricted stock	(356)	(880)
Net cash provided by (used in) financing activities	(117)	(345)
Effect of exchange rate changes on cash and cash equivalents	1,824	(473)
Net increase (decrease) in cash and cash equivalents	17,475	(13,594)
Cash and cash equivalents, beginning of year	33,721	47,315
Cash and cash equivalents, end of year	$51,196	$33,721

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2017					2016
	YTD	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business
Consumer Media (A)	$22,569	$5,752	$4,197	$6,951	$5,669	$25,051	$6,443	$6,482	$6,400	$5,726
Mobile Services (B)	30,752	7,155	7,678	7,720	8,199	31,289	7,775	7,821	7,636	8,057
Games (C)	25,397	5,958	6,682	6,934	5,823	25,139	6,177	6,886	6,037	6,039
Total net revenue	$78,718	$18,865	$18,557	$21,605	$19,691	$81,479	$20,395	$21,189	$20,073	$19,822

Net Revenue by Product
Consumer Media
- License (D)	$14,953	$3,945	$2,334	$5,002	$3,672	$15,406	$4,252	$4,136	$3,914	$3,104
- Subscriptions (E)	5,891	1,362	1,434	1,531	1,564	7,448	1,671	1,931	1,871	1,975
- Media Properties (F)	1,725	445	429	418	433	2,197	520	415	615	647

Mobile Services
- SaaS (G)	30,338	7,042	7,555	7,639	8,102	30,306	7,668	7,279	7,547	7,812
- Technology License & Other (H)	414	113	123	81	97	983	107	542	89	245

Games
- License (I)	13,806	3,086	3,851	4,007	2,862	12,415	3,178	3,683	2,793	2,761
- Subscriptions (J)	11,024	2,707	2,708	2,781	2,828	11,894	2,836	3,005	3,024	3,029
- Media Properties (K)	567	165	123	146	133	830	163	198	220	249

Total net revenue	$78,718	$18,865	$18,557	$21,605	$19,691	$81,479	$20,395	$21,189	$20,073	$19,822

Net Revenue by Geography
United States	$40,833	$10,120	$10,084	$10,889	$9,740	$41,505	$10,125	$10,642	$10,355	$10,383
Rest of world	37,885	8,745	8,473	10,716	9,951	39,974	10,270	10,547	9,718	9,439
Total net revenue	$78,718	$18,865	$18,557	$21,605	$19,691	$81,479	$20,395	$21,189	$20,073	$19,822

Net Revenue by Line of Business
(A) The Consumer Media division primarily includes revenue from RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software licenses to consumers, sales of intellectual property licenses, and consumer subscriptions such as RealPlayer Plus and SuperPass.

(B) The Mobile Services division primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games division primarily includes revenue from sales of mobile games, sales of games licenses, online games subscription services, advertising on games sites and social network sites, and microtransactions from online games.

Net Revenue by Product
(D) Licensing revenue within Consumer Media includes sales of intellectual property licenses and RealPlayer Plus software licenses to consumers.
(E) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(F) Media Properties revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(G) SaaS revenue within Mobile Services includes revenue from ringback tones, intercarrier messaging services, and RealTimes.
(H) Technology licensing and other revenue within Mobile Services includes revenue from professional services provided to mobile carriers.
(I) Licensing revenue within Games includes retail games-related revenue and sales of mobile games.
(J) Subscriptions revenue within Games includes revenue from online games subscriptions as well as microtransactions from mobile games.
(K) Media Properties revenue within Games includes advertising on games sites and social network sites.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2017		2016	2017	2016
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$5,752	$4,197	$6,443	$22,569	$25,051
Cost of revenue	915	981	1,589	4,460	7,074
Gross profit	4,837	3,216	4,854	18,109	17,977

Gross margin	84%	77%	75%	80%	72%

Operating expenses	3,573	3,217	4,459	14,530	18,399
Operating income (loss), a GAAP measure	$1,264	$(1)	$395	$3,579	$(422)
Depreciation and amortization	42	42	239	410	2,212

Contribution margin, a non-GAAP measure	$1,306	$41	$634	$3,989	$1,790

Mobile Services

Net revenue	$7,155	$7,678	$7,775	$30,752	$31,289
Cost of revenue	2,271	2,134	2,912	10,021	12,606
Gross profit	4,884	5,544	4,863	20,731	18,683

Gross margin	68%	72%	63%	67%	60%

Operating expenses	6,709	6,437	7,786	27,970	34,439
Operating income (loss), a GAAP measure	$(1,825)	$(893)	$(2,923)	$(7,239)	$(15,756)
Acquisitions related intangible asset amortization	89	88	198	574	923
Depreciation and amortization	174	180	290	732	1,723

Contribution margin, a non-GAAP measure	$(1,562)	$(625)	$(2,435)	$(5,933)	$(13,110)

Games

Net revenue	$5,958	$6,682	$6,177	$25,397	$25,139
Cost of revenue	1,868	2,226	2,054	8,710	7,919
Gross profit	4,090	4,456	4,123	16,687	17,220

Gross margin	69%	67%	67%	66%	68%

Operating expenses	5,293	5,071	4,975	20,401	19,644
Operating income (loss), a GAAP measure	$(1,203)	$(615)	$(852)	$(3,714)	$(2,424)
Acquisitions related intangible asset amortization	18	27	27	97	115
Depreciation and amortization	163	169	146	630	583

Contribution margin, a non-GAAP measure	$(1,022)	$(419)	$(679)	$(2,987)	$(1,726)

Corporate

Cost of revenue	$(89)	$2	$36	$(27)	$(51)
Gross profit	89	(2)	(36)	27	51

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	3,082	2,948	3,244	13,284	20,192
Operating income (loss), a GAAP measure	$(2,993)	$(2,950)	$(3,280)	$(13,257)	$(20,141)
Other income (expense), net	(217)	(50)	(128)	(506)	(643)
Depreciation and amortization	48	139	260	493	1,501
Restructuring and other charges	255	557	192	2,526	1,489
Stock-based compensation	630	748	867	3,675	5,424
Lease exit and related charges	—	—	48	—	2,239

Contribution margin, a non-GAAP measure	$(2,277)	$(1,556)	$(2,041)	$(7,069)	$(10,131)

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) from continuing operations to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2017		2016	2017	2016
	Q4	Q3	Q4	YTD	YTD
	(in thousands)

Reconciliation of GAAP Net income (loss) from continuing operations to adjusted EBITDA:

Net income (loss) from continuing operations	$447	$(4,532)	$(10,203)	$(17,414)	$(37,773)
Income tax expense (benefit)	(3,732)	139	139	(2,778)	776
Interest income, net	(83)	(116)	(133)	(436)	(449)
(Gain) loss on investments, net	(4,500)	—	(2,495)	(4,500)	(8,473)
Equity in net loss of Rhapsody	2,894	—	5,904	3,991	6,533
Acquisitions related intangible asset amortization	107	115	225	671	1,038
Depreciation and amortization	427	530	935	2,265	6,019
Restructuring and other charges	255	557	192	2,526	1,489
Stock-based compensation	630	748	867	3,675	5,424
Lease exit and related charges	—	—	48	—	2,239
Adjusted EBITDA, a non-GAAP measure	$(3,555)	$(2,559)	$(4,521)	$(12,000)	$(23,177)